                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               HUFFY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               HUFFY CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            [HUFFY CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2002

To our Shareholders:

     It is a pleasure to invite you to attend your Company's 2002 Annual Meeting of Shareholders which will be held this year on Thursday, April 25, 2002, at 10:00 a.m., Eastern Daylight Time, in the Frederick C. Smith Auditorium at Sinclair Community College, 444 West Third Street, Dayton, Ohio.

     I hope you will be able to join us. Prior to and immediately following the meeting, various Company products and services will be exhibited. For your convenience, a map of the area and directions to the meeting are enclosed.

     If you plan to attend the meeting an admission ticket will be required and is attached to the proxy card. Please indicate the number attending from your immediate family. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

     Formal Notice of the Meeting and Proxy Statement accompany this letter. Whether or not you plan to be at the meeting, it is important to exercise your right to vote. Please vote so that your shares will be represented at the meeting. You can vote electronically by telephone or via the Internet which eliminates the need to return the proxy card, or vote on the enclosed proxy card and sign, date and return it promptly in the envelope provided. I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Don R. Graber
                                          Don R. Graber
                                          Chairman of the Board

                            [HUFFY CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2002

     The Annual Meeting of Shareholders of Huffy Corporation (the "Company"), an Ohio corporation, will be held in the Frederick C. Smith Auditorium at Sinclair Community College, 444 West Third Street, Dayton, Ohio 45402 on Thursday, April 25, 2002, at 10:00 a.m. Eastern Daylight Time for the following purposes:

          1. To elect one Director to serve for a term of two years;

          2. To approve an Amended and Restated 1998 Director Stock Option Plan to provide for restrictive stock awards in lieu of options;

          3. To ratify the appointment of KPMG LLP as independent public accountants for 2002; and

          4. To transact such other business as properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on February 28, 2002 are entitled to vote at the meeting or any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          /s/ Nancy A. Michaud

                                          Nancy A. Michaud
                                          Secretary
Dayton, Ohio
March 6, 2002

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE OR VOTE ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET WHICH ELIMINATES THE NEED TO RETURN THE PROXY CARD.

TO VOTE BY TELEPHONE:

     - Have your proxy card in hand when you call.

     - On a touch-tone telephone, call TOLL-FREE 1-866-207-3912, 24 hours a day, 7 days a week.

     - You will be prompted to enter your control number printed in the box located near the top of your proxy card.

     - Follow the recorded instructions.

TO VOTE VIA INTERNET:

     - Have your proxy card in hand when you access the web page.

     - Go to HTTP://WWW.EPROXYVOTE.COM/HUF/.

     - Have your control number printed in the box located at the top of your proxy card available when you access the web page.

     - Follow the web page instructions.

                               HUFFY CORPORATION
                                 225 BYERS ROAD
                             MIAMISBURG, OHIO 45342

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2002

                             ---------------------

                                                                   March 6, 2002

                              GENERAL INFORMATION

PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Huffy Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held on April 25, 2002, and any adjournment(s) of such meeting. This Proxy Statement and the accompanying proxy card were first mailed to Shareholders on or about March 6, 2002. The Company will bear the cost of soliciting proxies and will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, Officers and employees of the Company may solicit proxies personally from some Shareholders if proxies are not received promptly. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for which the Company will pay fees estimated to total $5,500.

VOTING SECURITIES

     The authorized voting capital stock of the Company consists of 60,000,000 shares of Common Stock, $1.00 par value, of which there were 10,387,422 shares issued and outstanding as of February 28, 2002, which is the record date for the determination of the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote.

ACTIONS TO BE TAKEN BY HOLDERS OF PROXIES

     Unless otherwise directed by the person giving the proxy, all properly executed proxies will be voted: (1) for the election of James F. Robeson for a two year term expiring in the year 2004; (2) in favor of the amendment and restatement of the 1998 Directors Stock Option Plan; (3) in favor of ratification of the appointment of KPMG LLP as independent public accountants for the Company for 2002; and (4) at the discretion of the holders of the proxies, in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The holders of the proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors, or take other legally permissible action in the event that the nominee becomes unable to serve for any reason presently unknown.

     A proxy may be revoked at any time before exercise by written notice to the Company bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person in open meeting (although presence at the Annual Meeting will not in and of itself constitute revocation of the proxy). Any written notice revoking a proxy should be sent to Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Nancy A. Michaud, Secretary.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is currently comprised of seven (7) Directors and is divided into three (3) classes. Beginning at the 2002 Annual Meeting of Shareholders, the Company's Board of Directors will be divided into two classes in accordance with the Company's Code of Regulations. The Board of Directors of the Company recommends that one Director be elected for a two-year term expiring in 2004. The Board of Directors of the Company currently has seven
Directors: one whose term expires in 2002, three whose terms expire in 2003, and three whose terms expire in 2004. James F. Robeson, whose term expires in 2002, has been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for a two-year term expiring in 2004.

     Under Ohio law, if a Shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the Annual Meeting, that such Shareholder desires the voting at the election of Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary of the meeting or by or on behalf of the Shareholder giving such notice, then the Directors will be elected by cumulative voting. In such event, each Shareholder has the right to give one candidate a number of votes equal to the number of Directors then being elected multiplied by the number of such Shareholder's shares, or to distribute such Shareholder's votes on the same principle among two or more candidates. In the event that Directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the holders of the proxies intend to vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders may determine. Votes will be counted by LaSalle Bank, N.A. acting as the inspector of elections.

     Under Ohio law and the Company's Code of Regulations, the nominee receiving the greatest number of votes shall be elected as a Director. Shares as to which authority to vote is withheld, abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     The following table sets forth certain information as to the nominee for Director and each other person whose term of office as Director will continue after this Annual Meeting:

                                                                    SERVED AS
NAME AND PRINCIPAL OCCUPATION                                       DIRECTOR
FOR THE PAST FIVE YEARS(1)                                    AGE     SINCE
-----------------------------                                 ---   ---------
                      NOMINEE FOR TERM EXPIRING IN 2004

James F. Robeson, Consultant to various distribution          65      1994
companies since 1993; Vice Chairman of Roberds, Inc.
(retailer of a broad range of home furnishing products) from
1998 to 2000; prior thereto Chief Executive Officer and
President of Roberds, Inc. from 1997 to 1998; prior thereto
Herbert E. Markley Visiting Scholar in Business at Miami
University since 1995(2)

                    DIRECTORS WHOSE TERMS EXPIRE IN 2004

Don R. Graber, Chairman of the Board, President and Chief     58      1996
Executive Officer of the Company since December, 1997; prior thereto President and Chief Operating Officer of the Company since July 1996(3)

Linda B. Keene, Principal, Waterford Marketing Group since    50      1993
July 2001 (engaged in marketing and organizational
consulting services); prior thereto Vice President -- Market
Development of American Express Financial Advisors from 1994 to 2001 (engaged in financial advising services)(4)

Thomas C. Sullivan, Chairman and Chief Executive Officer of   64      1995
RPM, Inc. (manufacturer of specialty chemicals and coatings)
since 1971(5)

                                                                    SERVED AS
NAME AND PRINCIPAL OCCUPATION                                       DIRECTOR
FOR THE PAST FIVE YEARS(1)                                    AGE     SINCE
-----------------------------                                 ---   ---------
                    DIRECTORS WHOSE TERMS EXPIRE IN 2003

W. Anthony Huffman, retired from the Company and currently    59      1997
President of Huffman Travel Limited (engaged in travel
services) since 1997

Donald K. Miller, Chairman of Axiom International Investors,  70      1988
LLC (engaged in international equity asset management) since
1999; currently President of Presbar Corporation (engaged in private equity investing and investment banking) since 1999;
prior thereto Chairman of Greylock Financial Inc. (engaged
in private equity investing and investment banking) since
1992(6)

Joseph P. Viviano, retired Vice Chairman of Hershey Foods     63      1996
Corporation (engaged in the manufacture, distribution and
sale of consumer food products) since March 2000; prior
thereto Vice Chairman of such company since from 1999 to
2000; prior thereto President and Chief Operating Officer of such company since 1994(7)

---------------

(1) Except as disclosed herein, no information is included in this Proxy Statement for any portion of a period in which a Director did not hold office as a Director of the Company.

(2) Mr. Robeson is a Director of Moto Photo, Inc.

(3) Mr. Graber is a Director of Precision Castparts Corporation and Amcast Industrial Corporation.

(4) Ms. Keene is a Director of Scholastic Corporation.

(5) Mr. Sullivan is a Director of Pioneer-Standard Electronics, Inc., RPM, Inc., and Kaydon Corporation.

(6) Mr. Miller is a Director of Layne Christensen Company, and RPM, Inc.

(7) Mr. Viviano is a Director of Chesapeake Corporation, Harsco Corporation, R.J. Reynolds Tobacco Holdings, Inc., and RPM, Inc.

MEETINGS BY, AND CERTAIN COMMITTEES OF, THE COMPANY'S BOARD OF DIRECTORS

     During the year 2001, James F. Robeson (Chairman), Linda B. Keene and Donald K. Miller comprised the Audit Committee of the Board of Directors. The Audit Committee meets with the Company's independent public accountants, internal auditors, and financial management executives and reviews the scope and results of audits as well as recommendations made by the Company's auditors and executives with respect to internal accounting controls. The members of the Audit Committee are independent, as defined in the New York Stock Exchange's listing standards. During the last fiscal year, the Audit Committee met four times.

     During the year 2001, Thomas C. Sullivan (Chairman), Patrick W. Rooney and Joseph P. Viviano comprised the Compensation Committee up to the 2001 Annual Meeting of Shareholders; thereafter, Thomas C. Sullivan (Chairman), James F. Robeson and Joseph P. Viviano comprised the Compensation Committee of the Board of Directors. The Compensation Committee sets salary and benefits policy, and determines compensation and benefit levels for the Company's Officers and certain other key employees. During the last fiscal year, the Compensation Committee met three times.

     During the year 2001, Joseph P. Viviano (Chairman), W. Anthony Huffman and Linda B. Keene comprised the Nominating and Governance Committee. This Committee seeks out and reviews the qualifications of possible candidates for Board membership. Shareholders may submit nominee recommendations, complete with qualifications, to any member of the Nominating and Governance Committee at any time. The Committee recommends to the Board of Directors candidates for election as Directors at annual meetings, candidates to fill vacancies on the Board, and candidates for Committees of the Board. The Committee also conducts the annual Chief Executive Officer and Board assessments. During the last fiscal year, the Nominating and Governance Committee met three times.

     During the last fiscal year, the Board of Directors met ten times. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and meetings of Committees thereof during the time such person was a Director and member of any such Committee.

COMPENSATION OF DIRECTORS

     In 2001, the Company's non-employee Directors ("Outside Directors") received annual base compensation of $22,500. All Directors received additional compensation of $1,000 per Board meeting attended. The Chairmen of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee received additional compensation of $3,000 per year. Each Committee member (including the Chairman of the Committee) received $1,000 for each Committee meeting attended. Additionally, Directors received consulting fees of $500 for each half day of service provided outside their normal duties as Directors when such services were provided at the request of management of the Company and $500 for Board of Directors' visits to Company operation sites. Directors received $2,500 for attendance at Board of Directors' retreat meetings but such fee was in lieu of all meeting fees for Board and Committee meetings held during such retreat. No Director who is an employee of the Company receives any compensation for services as a Director.

DIRECTOR PLANS

     Pursuant to the Company's 1998 Director Stock Option Plan (the "1998 Directors Plan"), Outside Directors may elect to defer payment of their fees or take part or all of their annual base fees in the form of stock options. The 1998 Directors Plan provides for the automatic grant of options to purchase 2,000 shares of the Company's Common Stock on the second business day after each Annual Meeting of Shareholders. Options are granted to Outside Directors at a purchase price equal to 100 percent of the fair market value of the Common Stock on the date of grant.

     In addition to options granted automatically every year, if an Outside Director files an irrevocable election with the Secretary of the Company prior to May 1 of any year and on such other date(s) as may be designated from time to time electing not to receive all or a portion of his or her annual base compensation to be earned in the following 12 month period beginning May 1 and ending April 30, then the Company shall grant options automatically on May 1 or such other dates, if applicable, to such Outside Director. The Company's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium for such deferrals and such formula is as follows:

 Portion of Annual Base
Compensation Not Received    x  1.5   =  Number of Shares
-------------------------
       Fair Market
    Value minus $1.00

     For the 12 month period beginning May 1, 2001, and ending April 30, 2002, Outside Directors have elected not to receive, in the aggregate, $122,000 of their annual base compensation, and the Company granted options to them based on such elections in accordance with the 1998 Directors Plan. The option price per share of the Common Stock covered by such options is $1.00.

     No option may be exercised until six months following the date upon which it was granted, except upon a change in control (as defined in the 1998 Directors Plan), or due to retirement from the Board of Directors because of total and permanent disability, expiration of a Director's term of office, or otherwise in accordance with the current Board of Directors' policy or upon the death of the option holder. A notice to exercise an option must be accompanied by full payment of the purchase price for the Common Stock being purchased. The 1998 Directors Plan is administered by a Committee consisting of not less than three Officers of the Company who are not entitled to participate in the 1998 Directors Plan.

     In February 1996, the Board of Directors discontinued the Directors' Retirement Plan, freezing retirement benefits for those Board members vested in such Plan through their current term. Under the

Directors' Retirement Plan, each Outside Director who served as a member of the Board of Directors five years or more earned an annual retirement benefit of $5,000 plus $1,000 for each year of service as an Outside Director (prorated for partial years) in excess of five years service, not to exceed a maximum annual benefit of $10,000. Only one Outside Director has vested retirement benefits under such plan.

     The Board of Directors approved a policy on Director Ownership of Huffy Common Stock, effective April 17, 1998. This policy requires Outside Directors to acquire periodically and own up to 3,200 shares of Common Stock of the Company. Such ownership amounts are determined on the anniversary date of such Director's nomination to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of the Company's shares of Common Stock reported to the Company as of January 2, 2002, for each Director and Nominee and for each of the Executive Officers named in the Summary Compensation Table (the "Named Executive Officers"), and for all Directors, the Nominee and Executive Officers as a group. For purposes of the table, a person is considered to "beneficially own" any shares of Common Stock (i) over which the person exercises sole or shared voting or investment power or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days after January 2, 2002.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                NAME OF BENEFICIAL OWNER(1)                   OWNERSHIP(2)
                ---------------------------                   ------------
Don R. Graber...............................................     300,971(3)
Timothy G. Howard...........................................     100,690(4)
W. Anthony Huffman..........................................     130,469(5)
Linda B. Keene..............................................      32,444(6)
Robert W. Lafferty..........................................      18,566(7)
Nancy A. Michaud............................................      99,512(8)
Donald K. Miller............................................     227,264(9)
James F. Robeson............................................      43,017(10)
Thomas C. Sullivan..........................................      43,321(11)
Joseph P. Viviano...........................................      46,523(12)
All Directors, the Nominee and Executive Officers, including
  Named
  Executive Officers, as a Group (10 persons)...............   1,042,777

---------------

 (1) All shares are held with sole voting and sole investment power unless otherwise indicated in the footnotes below.

 (2) Except for Don R. Graber, W. Anthony Huffman and Donald K. Miller whose Common Stock ownership is 2.85 percent, 1.25 percent, and 2.18 percent, respectively, no such beneficial owner owns more than one percent of the issued and outstanding shares of Common Stock of the Company. All Directors, Nominees and Executive Officers as a group own 9.52 percent of the issued and outstanding shares of Common Stock of the Company as of January 2, 2002.

 (3) Mr. Graber has shared investment power with respect to 3,100 shares held by his spouse. The total amount also includes 167,500 shares as to which Mr. Graber holds options exercisable within 60 days.

 (4) Mr. Howard has shared voting and shared investment power with respect to 14,586 shares held jointly with his spouse. The total amount also includes 70,606 shares as to which Mr. Howard holds options exercisable within 60 days.

 (5) Mr. Huffman has sole voting and sole investment power with respect to 81,175 shares. Mr. Huffman has shared investment power with respect to 975 shares held by his spouse. The total amount also includes 48,319 shares as to which Mr. Huffman holds options exercisable within 60 days.

 (6) Ms. Keene has shared voting and shared investment power with respect to 3,904 shares held jointly with her spouse. The total amount also includes 28,540 shares as to which Ms. Keene holds options exercisable within 60 days.

 (7) The total amount includes 14,500 shares as to which Mr. Lafferty holds options exercisable within 60 days.

 (8) Ms. Michaud has shared investment power with respect to 2,293 shares held by her spouse as trustee. The total amount also includes 82,882 shares as to which Ms. Michaud holds options exercisable within 60 days.

 (9) Mr. Miller has sole voting and sole investment power with respect to 182,627 shares, of which 40,000 shares are held by him as custodian for his children. Mr. Miller has shared investment power with respect to 4,475 shares held by his spouse. The total amount also includes 40,162 shares as to which Mr. Miller holds options exercisable within 60 days.

(10) Mr. Robeson has shared investment power with respect to 1,000 shares held by his spouse. The total amount also includes 40,162 shares as to which Mr. Robeson holds options exercisable within 60 days.

(11) The total amount includes 36,071 shares as to which Mr. Sullivan holds options exercisable within 60 days.

(12) Mr. Viviano has shared voting and shared investment power with respect to 500 shares held jointly with his spouse. The total amount also includes 33,723 shares as to which Mr. Viviano holds options exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to Shareholders known to the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                                   AMOUNT AND
                                                                   NATURE OF          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP     CLASS(3)
------------------------------------                          --------------------    ----------
David L. Babson & Company Inc.(1)...........................        943,300             9.09%
One Memorial Drive
Cambridge, Massachusetts 02142-1300
Dimensional Fund Advisors Inc.(2)...........................        883,525             8.51%
1299 Ocean Avenue,
11th Floor
Santa Monica, California 90401

---------------

(1) This information is taken from the Schedule 13G, dated January 11, 2002, filed by David L. Babson & Company Inc. with the Securities and Exchange Commission, which disclosed David L. Babson & Company Inc. has sole voting power with respect to 942,800 shares, shared voting power with respect to 500 shares, sole investment power with respect to 943,300 shares, and shared investment power with respect to 0 shares.

(2) This information is taken from the Schedule 13G, dated January 30, 2002, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission, which disclosed Dimensional Fund Advisors Inc. has sole voting power with respect to 883,525 shares, shared voting power with respect to 0 shares, sole investment power with respect to 883,525 shares, and shared investment power with respect to 0 shares.

(3) Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

                           REPORT OF AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board ("Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Audit Committee met four times, and the Audit Committee Chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly Form 10-Q with the Vice President -Controller and independent auditors prior to the filing of the Company's Form 10-Q. The Audit Committee Written Charter is included as Exhibit 2 to this proxy statement.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with Management, the independent third party ("outside") internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the outside internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the outside internal auditors audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without Management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the outside internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with Management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with Management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Linda B. Keene, Donald K. Miller, James F. Robeson (Chairman)

                        REPORT OF COMPENSATION COMMITTEE

     Decisions on compensation and stock options of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of non-employee Directors.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to apprecia-tion in the price of the Company's Common Stock. This strategy is designed to attract and retain the best possible executive talent, to motivate these executives to achieve the Company's goals, to link executive and Shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall business results. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Mr. Don R. Graber, the Chief Executive Officer, the Committee takes into account the views of Mr. Graber.

     The Committee compares the Company's executive compensation structure against those of other manufactured products businesses and retail service providers whose size is adjusted to that of the Company. The Committee believes that such manufactured products businesses and service providers generally represent the Company's most direct competitors for executive talent. The Committee's policy is to evaluate competitive base salary ranges and total compensation based on the 50th percentile level of total compensation paid by manufactured products businesses and service providers for comparable positions. The Company's actual overall executive compensation levels are generally below such 50th percentile levels. The Committee reviews competitive pay practices on an annual basis.

     The key elements of the Company's 2001 executive compensation program consist of Base Salary, the Annual Performance Incentive Plan, the Long-Term Incentive Plan and Stock Options. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. The Committee has reviewed Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for certain executive compensation and, based on present levels of compensation, does not anticipate the loss of deductibility for any compensation paid over the next year.

BASE SALARY

     Base salary ranges for Executive Officers are determined by periodic recommendations (most recently in 2001) by an independent compensation consultant who evaluates the responsibilities of each such position and compares the Company's salary level for the position to comparable positions at other manufactured products businesses and retail service providers nationwide. The Company's policy is to generally pay competitive base salaries by using the 50th percentile levels at manufactured products businesses and service providers for comparable positions as guidelines and to review such salary levels annually. Annual salary adjustments within such base salary ranges are determined by evaluating the performance of the Executive Officer and the Executive Officer's current base salary as compared to 50th percentile competitive pay practices and the Company's overall annual salary increase budget. Performance of an Executive Officer is evaluated based upon the employee's accomplishment of his or her duties, objectives established by his or her supervisor (in the case of Mr. Graber by the Board of Directors), and general management abilities. Elected Chairman, President and Chief Executive Officer, in December 1997, Mr. Graber's base salary was increased, effective September 1, 2001, to $620,000. To incent improved earnings, Mr. Graber proposed and the Compensation Committee accepted his proposal to not increase his base salary again until 2004 and, beginning in 2002, to increase the incentive measure for his annual bonus, at target, from 55 percent to 65 percent, interpolated from such measurement for threshold and maximum annual bonus performance.

ANNUAL PERFORMANCE INCENTIVE PLAN

     Executive Officers may receive an annual bonus under the Annual Performance Incentive Plan based upon corporate and individual performance objectives established at the beginning of each year. The corporate performance measure for bonus payments in 2001 approved by the Committee and by the Board of Directors was based equally on return on average net assets ("RONA"), earnings per share ("EPS") and free cash flow. The Executive Officers are eligible to earn profit sharing bonuses ranging from 6 percent to 13.75 percent (13.75 percent for Mr. Graber) of their annual base salaries at threshold level, from 30 percent to 55 percent (55 percent for Mr. Graber) of their annual base salaries at target level with 80 percent of the bonuses based on Corporate performance and 20 percent on individual personal objectives. For 2001, threshold and target level bonus required corporate performance, from continuing operations, including restructuring and refinancing, with RONA at 12.1 percent and 14.2 percent, respectively, EPS at $1.06 and $1.25, respectively, and a free cash flow goal of $29,407,000 and $34,597,000, respectively. Individual performance is based on achievement of personal objectives. Personal objectives are both qualitative, such as certain business strategy development and/or implementation, improved customer satisfaction, management effectiveness and personal development, and quantitative, such as achieving cost reduction, continuous rapid improvement and sales goals. In 2001, the Company reported a RONA of (7.0) percent, an EPS of $(0.82), from continuing operations, including restructuring and refinancing, and a free cash flow of $38,237,000. Based on free cash flow results, Mr. Graber was awarded an annual performance bonus of $173,350. Free cash flow results for the Corporation exceeded the bonus target resulting in cash at 2001 year-end of $26,541,000 and no debt.

LONG-TERM INCENTIVE PLAN

     The Executive Officers participate in the Company's Long-Term Incentive Plan which is based on the Company's EPS, RONA and Total Shareholder Return ("TSR") during the period as compared to targets for each established by the Compensation Committee three years prior to the commencement of this award period. Under this plan, in 2001, Executive Officers were each eligible to earn threshold awards ranging from 12.5 percent to 25 percent (25 percent for Mr. Graber at threshold level) of their annual base salaries. For 2001, threshold awards required an EPS of $1.10, RONA of 8.6 percent, and TSR of 14.4 percent. For 2001, EPS was $(0.82), RONA was (7.0) percent and TSR was (27.0) percent. Mr. Graber received no Long-Term Incentive Plan payment for 2001.

STOCK OPTIONS

     Under the Company's 1998 Key Employee Stock Plan ("1998 Plan"), stock options may be granted by the Committee to the Company's Executive Officers and other key managers. The Committee sets guidelines for the size and frequency of stock option grants which grants are based upon the Executive Officers' performance and results achieved. Stock options are granted to Executive Officers with an exercise price equal to the closing market price of the Common Stock on the date of grant and generally become exercisable in four equal, annual installments commencing one year from the date of grant. This approach is designed to motivate the creation of Shareholder value over the long term since the full benefit of the compensation package cannot be realized unless Common Stock appreciation occurs. In December 2001, the Committee awarded Mr. Graber 75,000 options at $6.20 per share. As of January 2, 2002, Mr. Graber beneficially owned 300,971 shares of Common Stock.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

James F. Robeson, Thomas C. Sullivan (Chairman) and Joseph P. Viviano
---------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph set forth on page 13 shall not be incorporated by reference into any such filings.

              CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

     The Company, through a wholly-owned subsidiary, provides certain services in the ordinary course of business to RPM, Inc. Mr. Thomas C. Sullivan, a Director of the Company, is the Chairman and Chief Executive Officer of RPM, Inc. During the year ended December 31, 2001, RPM, Inc. paid $87,000 for such services which were provided on terms, conditions, and prices competitive with those offered to other purchasers of such services.

     Roberds, Inc. filed for Chapter 11 bankruptcy protection on January 19, 2000. Mr. James F. Robeson, a Director of the Company, was formerly the Chief Executive Officer and President of Roberds, Inc. He ceased to be an executive officer of such company in July 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for 2001 were James F. Robeson, Patrick W. Rooney, Thomas C. Sullivan, and Joseph P. Viviano, none of whom is or was a current or former officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company serves as a Director or as a member of a committee of any company of which any of the Company's Directors are executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

     The following table shows, for the fiscal years ended December 31, 1999, 2000 and 2001, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to each of the Executive Officers, including Don R. Graber, the Chairman, President and Chief Executive Officer of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                      ------------------------------------
                                          ANNUAL COMPENSATION                 AWARDS
                                    --------------------------------  -----------------------
                                                             OTHER                    NUMBER                   ALL
                                                            ANNUAL     RESTRICTED       OF                    OTHER
NAME AND                                                    COMPEN-      STOCK       OPTIONS/     LTIP       COMPEN-
PRINCIPAL POSITION            YEAR  SALARY(1)   BONUS(1)   SATION(2)  AWARD(S)(3)    SARS(4)   PAYOUTS(5)   SATION(6)
------------------            ----  ----------  ---------  ---------  ------------   --------  -----------  ---------
Don R. Graber...............  2001   $ 593,097  $ 173,350          0    $ 80,118       75,000   $        0   $ 29,992
  Chairman of the Board.....  2000     554,231    673,910          0      47,497       50,000      520,833      6,308
  President and Chief.......  1999     540,000          0      1,245     112,947       30,000       66,667     20,232
  Executive Officer
Robert W. Lafferty(7).......  2001   $ 272,691  $  33,550  $ 147,730    $ 11,762       30,000   $        0   $ 12,600
  Vice President-Finance,...  2000     260,000    169,563          0       5,004       17,000       66,437      8,600
  Chief Financial Officer...  1999          --         --         --          --           --           --         --
  and Treasurer
Nancy A. Michaud............  2001   $ 216,538  $  28,075  $       0    $ 12,594       40,000   $        0   $ 11,159
  Vice President-General....  2000     199,962    149,484          0       7,653       34,000      122,381      4,957
  Counsel and Secretary.....  1999     186,400          0        905       7,731            0        9,100      8,637
Timothy G. Howard...........  2001   $ 189,606  $  23,925  $       0    $ 21,330       10,000   $        0   $ 10,724
  Vice
    President-Controller....  2000     182,819    129,418          0      32,428       20,000      131,522      5,377
                              1999     175,708          0      3,061      34,802            0        9,100      8,788

---------------

(1) "Salary" and "Bonus" include amounts that would have been payable currently, but were deferred at an election of a Named Executive Officer, such as through the Company's 401(k) Savings Plan. Free cash flow results for the Corporation exceeded the bonus target resulting in cash at 2001 year-end of $26,541,000 and no debt.

(2) No perquisites were provided or other personal benefits paid to a Named Executive Officer in 2001 which exceeded the lesser of $50,000 or ten percent of the total annual salary and bonus reported for such Named Executive Officer.

(3) The 1998 Restricted Share Plan replaces a portion of the cash retirement benefits accrued under the Company's Supplemental/Excess Benefit Plan (the "Benefit Plan") with the Company's Common Stock granted as restricted shares. The Benefit Plan provides that each recipient will be entitled to an annual grant of restricted shares in an amount having a fair market value equal to up to one-half of the total dollar amount of such recipient's then accrued and unfunded benefit under the

    Benefit Plan as determined by the Company's actuary. There were a total of 21,616 restricted shares awarded to Named Executive Officers on June 18, 2001, which vest, following a six month period upon the earlier of death, disability, retirement or vesting under the Company's Benefit Plan (hereinafter defined) in accordance with the terms of the 1998 Restricted Share Plan and which have a value, in the aggregate at December 31, 2001 of $138,342.

(4) These numbers represent options for shares of the Company's Common Stock granted pursuant to the Company's 1998 Key Employee Stock Plan. See next table labeled "Option Grants in Last Fiscal Year."

(5) Long-Term Incentive Pay consists of amounts paid to each of the Named Executive Officers under the Company's long-term incentive plans discussed later in this Proxy Statement under the table labeled "Long-Term Incentive Plans."

(6) "All Other Compensation" includes (i) Company contributions to the Company's 401(k) Savings Plan in the amount of $3,400 for Don R. Graber, Robert W. Lafferty, Nancy A. Michaud and Timothy G. Howard to match 2001 pre-tax elective deferral contributions (included under "Salary" and "Bonus") made by each Named Executive Officer to such plan; (ii) accrued interest of $609 and $1,199 (being interest earned in excess of 120 percent of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended), by Nancy A. Michaud and Timothy G. Howard, respectively, on the Company's Capital Accumulation Plan (Timothy G. Howard deferred salary in 1985 and 1986, and Nancy A. Michaud deferred salary in 1987 pursuant to such plan); and (iii) the principal amounts of $26,592, $9,200, $7,150, and $6,125 credited by the Company for Don R. Graber, Robert W. Lafferty, Nancy A. Michaud, and Timothy G. Howard, respectively, pursuant to the Company's Special Deferred Compensation Agreements. Refer to "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" later in this Proxy Statement for descriptions of such special deferred compensation agreements.

(7) Mr. Lafferty joined the Company as Vice President-Finance, Chief Financial Officer and Treasurer on January 3, 2000. The amount in the Other Annual Compensation column reflects certain sums Mr. Lafferty received in connection with relocation to the Company headquarters in 2001.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1998 Key Employee Stock Plan ("1998 Plan") to the Named Executive Officers for the year ended December 31, 2001, all of which are reflected in the Company's Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                             ------------------------
                                                % OF                                  POTENTIAL REALIZABLE VALUE
                                 NUMBER        TOTAL                                   AT ASSUMED ANNUAL RATES
                                   OF         OPTIONS                                       OF STOCK PRICE
                               SECURITIES    GRANTED TO    EXERCISE                       APPRECIATION RATES
                               UNDERLYING    EMPLOYEES      OR BASE                       FOR OPTION TERM(4)
                                OPTIONS      IN FISCAL     PRICE PER    EXPIRATION   ----------------------------
            NAME               GRANTED(1)       YEAR      SHARE(2)(3)      DATE       0%       5%          10%
            ----              ------------   ----------   -----------   ----------   ----   ---------   ---------
Don R. Graber...............     75,000        23.7%         $6.20       12/13/11     0     $292,436    $741,090
Robert W. Lafferty..........     30,000         9.5%          6.20       12/13/11     0     $116,974    $296,436
Nancy A. Michaud............     40,000        12.7%          6.20       12/13/11     0     $155,966    $395,248
Timothy G. Howard...........     10,000         3.2%          6.20       12/13/11     0     $ 38,991    $ 98,812

---------------

(1) The options were granted pursuant to the Company's 1998 Plan. All options granted under the 1998 Plan in 2001 are non-qualified stock options. No stock appreciation rights were granted under the 1998 Plan in 2001.

(2) Upon a change in control (as defined in the 1998 Plan), all options then outstanding become fully and immediately exercisable and the then outstanding option of an employee whose employment is terminated, except for cause, within twenty-four months of such change in control, or if more than one of the events leading to a change in control occurs, then within twenty-four months after the last event to occur, shall remain exercisable for three months from the date of such termination, but not after the expiration of the exercise period. Those employees who terminate employment due to disability or retirement may exercise non-qualified stock options after such termination of employment until five years after such retirement or disability. Under the 1998 Plan, upon the death of an employee or a retired or disabled former employee, all options under the 1998 Plan shall remain exercisable for six months following the date of death. Except as set forth above, upon termination of employment, all options to Named Executive Officers terminate.

(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of delivery or by a combination of cash and Common Stock. The options become exercisable ratably over a four-year period beginning in 2002.

(4) The options are calculated on option terms of ten years beginning December 13, 2001 through December 13, 2011. The dollar amounts under these columns are the result of calculations at the zero percent, the five percent and the ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2001, and unexercised options held as of December 31, 2001:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF     VALUE REALIZED      OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                             SHARES      (MARKET PRICE AT             END(1)               AT FISCAL YEAR-END(1)(2)
                            ACQUIRED      EXERCISE LESS     ---------------------------   ---------------------------
NAME                       ON EXERCISE   EXERCISE PRICE)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ----------------   -----------   -------------   -----------   -------------
Don R. Graber............    85,000          $471,750         160,000        90,000         $15,188        $15,000
Robert W. Lafferty.......        --                --          14,500        32,500           5,050          7,000
Nancy A. Michaud.........        --                --          82,882        40,000          11,138          8,000
Timothy G. Howard........        --                --          70,606        10,000           6,413          2,000

---------------

(1) The number of unexercised options includes options granted under the Company's 1988 Stock Option Plan and Restricted Share Plan (the "1988 Plan") and the Company's 1998 Plan. No SARs were issued or outstanding as of December 31, 2001 under the 1988 Plan or 1998 Plan.

(2) The value of "in-the-money" options is calculated on a per share basis as the amount by which the fair market value of a share of the underlying Common Stock represented by an option exceeds, as of December 31, 2001, the per share exercise price of the option.

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made to the Named Executive Officers during the last fiscal year under the Company's Long-Term Incentive Plan ("LTIP") with the Named

Executive Officers. No payments were made under the LTIP in the year ended December 31, 2001 as reflected in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                    NUMBER OF                               ESTIMATED FUTURE PAYOUTS UNDER
                                      SHARES          PERFORMANCE OR           NON-STOCK PRICE BASE PLAN
                                      UNITS         OTHER PERIOD UNTIL      -------------------------------
NAME                               OTHER RIGHTS    MATURATION OR PAYMENT    THRESHOLD    TARGET    MAXIMUM
----                               ------------   -----------------------   ---------   --------   --------
Don R. Graber....................         (1)     3 years ending 12/31/03   $155,000    $310,000   $620,000
Robert W. Lafferty...............         (1)     3 years ending 12/31/03     34,375      68,750    137,500
Nancy A. Michaud.................         (1)     3 years ending 12/31/03     28,750      57,500    115,000
Timothy G. Howard................         (1)     3 years ending 12/31/03     24,500      49,000     98,000

---------------

(1) Awards earned under the Company's 2001 LTIP cycle are payable during the year following the end of a three-year award cycle in 2005. For the Named Executive Officers, the LTIP is based one-third on earnings per share, one-third on return on net assets, and one-third on total Shareholder return over the performance period compared to targets approved by the Compensation Committee at the beginning of the performance period.

PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the Standard & Poor's 500 Composite Stock Index ("S&P 500"), the Standard & Poor's Small Cap 600 Value Index ("S&P Small Cap 600 Value") and the Standard & Poor's Leisure Time Products Index ("Leisure Time Products"). The Company has been classified as a member of the S&P Small Cap 600 Value and is not included in the S&P 500. The performance graph is for the five-year period ended December 31, 2001:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN:
 HUFFY CORPORATION, LEISURE TIME PRODUCTS, S&P 500 AND S&P 600 SMALL CAP VALUE
                                    INDICES*
[GRAPH]

                                                  Huffy                S&P 500          Leisure Time Products
1996                                                100                    100                            100
1997                                              96.34                 132.03                         129.51
1998                                             120.23                 169.45                          99.46
1999                                              40.72                 204.24                          66.63
2000                                              50.42                 184.12                          59.82
2001                                              49.64                  160.1                          82.83

                                          S&P 600 Small Cap Value
1996                                                          100
1997                                                       127.09
1998                                                       142.94
1999                                                       158.24
2000                                                       164.86
2001                                                       143.06

* Assumes $100 invested on December 31, 1996 in Company Common Stock, the S&P 500, S&P 600 Small Cap Value and the Leisure Time Products Index and the reinvestment of dividends.

PENSION PLAN TABLE

     The Company's Salaried Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan which provides benefits to salaried employees not otherwise covered under another pension plan of the Company. The following table shows the estimated annual benefits (assuming payments made on the normal life annuity with 12 months certain) payable upon retirement at age 65 to an employee in specified compensation and years of service classifications.(1)

                                   YEARS OF SERVICE
               ---------------------------------------------------------
COMPENSATION      15          20          25          30          35
------------   ---------   ---------   ---------   ---------   ---------
$150,000....    $ 31,270    $ 40,860    $ 50,450    $ 60,040    $ 60,040
 250,000....      53,770      70,860      87,950     105,040     105,040
 500,000....     110,020     145,860     181,700     217,540     217,540
 750,000....     166,270     220,860     275,450     330,040     330,040
 1,000,000..     222,520     295,860     369,200     442,540     442,540
 1,250,000..     278,770     370,860     462,950     555,040     555,040
 1,500,000..     335,020     445,860     556,700     667,540     667,540
 2,000,000..     447,520     595,860     744,200     892,540     892,540

---------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Retirement Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement represented by the combination of benefits under the Retirement Plan, the Restricted Share Plan, and the Company's Supplemental/Excess Benefit Plan ("Benefit Plan"), which is discussed below. The Benefit Plan requires an offset of one-half of the Social Security primary insurance amount ("PIA"), and such amount has been deducted from the figures in the table. The PIA amount used in developing the above figures is $19,920. Thus, the offset is $9,960 for a person with 30 or more years of service.

     Monthly benefits upon normal retirement (age 65) are the sum of (i) 0.9 percent of final average monthly compensation (as defined under the Retirement Plan to include salary, incentive compensation, commissions and overtime pay and based upon the highest three consecutive years in the last ten) up to the monthly Social Security Covered Compensation Amount, plus 1.3 percent of the amount by which final average monthly compensation exceeds the monthly Social Security Covered Compensation Amount, times years of service (to a maximum of 30 years), (ii) .075 percent of final average monthly compensation (to a maximum of $4,166.67) times years of service (to a maximum of 20 years),and (iii) for the Named Executive Officers 3.0 percent of final average compensation times years of service to a maximum of 30 years but not to exceed $2,257 for Mr. Graber for the period ended December 31, 2001 and $0 for Mr. Lafferty, $1,358 for Ms. Michaud and $1,417 for Mr. Howard for the period ended March 31, 2001. Additional provisions for early retirement are included. As of January 3, 2002, Mr. Graber has 17 years of credited service, Mr. Lafferty has 2 years of credited service, Ms. Michaud has 15 years of credited service, and Mr. Howard has 28 years of credited service. The 2001 compensation covered under the Retirement Plan and Benefit Plan for Mr. Lafferty was $305,691.

     The Company has established the Benefit Plan which provides additional benefits to participants in the Retirement Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code and Section 2004 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under the Benefit Plan, Executive Officers and certain key employees will receive at the same time and either in a lump sum or in the same form as benefits paid under the Retirement Plan, additional benefits which, when added to the benefits paid to the participant under the Retirement Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code and ERISA to the extent such limitations apply, and the amount by which the sum of 45 percent of final average monthly compensation (as defined under the Benefit Plan to include salary and bonus and based upon the highest three years in the last ten) less 50 percent of the monthly PIA payable under Social Security, with the difference prorated for less than 30 years of service, plus $2,500 per year, exceeds benefits payable only under the Retirement Plan, less the portion of such participant's benefit which has been replaced by benefits under the Restricted Share Plan, as described in footnote 3 to the Summary Compensation Table. The Benefit Plan also provides that Executive Officers and certain key employees will be provided benefits beginning at age 58, in an amount equal to such participants' then accrued benefits without actuarial reduction for early commencement in the event of (i) a "change-in-control" of the Company, as defined in the Benefit Plan, and (ii) subsequent termination of employment. Except as noted in the preceding sentence, benefits under the Benefit Plan will be reduced to an actuarial equivalent to reflect early distribution in the same manner as benefits under the Retirement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There are no employment contracts between the Company and any Executive Officers of the Company.

     The Named Executive Officers and certain other key employees of the Company each have a Special Deferred Compensation Agreement pursuant to which on each January 1 the Company credits to an account for such employee an amount equal to two percent of the aggregate of the base salary paid in the preceding calendar year and bonus paid or credited to such employee under the Annual Performance Incentive Plan for preceding calendar year results. The aggregate amount in such account is to be paid to the employee, subject to certain forfeitures, following termination of employment. Such amounts for calendar year 2001 have been included in the Summary Compensation Table.

     Two of the Named Executive Officers, Timothy G. Howard and Nancy A. Michaud, have deferred compensation and receive benefits under the Company's Capital Accumulation Plan (the "Capital Accumulation Plan") adopted in 1985. No current compensation is being deferred by Named Executive Officers under the Capital Accumulation Plan. Based upon the amount of such compensation deferred in 1985, 1986, and 1987, the Company has agreed to pay certain annual amounts generally beginning at age 65 or upon retirement, whichever occurs later, to each such participant or to designated beneficiaries upon such participant's death after retirement, until such participant reaches (or would have reached) age 80. These annual amortized amounts will be calculated on the basis of attributing from 19 to 24 percent per annum interest to the deferrals. A lump sum benefit equal to any remaining balance of deferred amounts, with annual interest at the rate noted below, will be paid in lieu of any annual benefits if
(i) a participant terminates employment with the Company other than by death or disability prior to retirement (10 percent interest) or the Company terminates the participant's employment for certain reasons other than cause or competing with the Company (20 percent interest); (ii) a participant dies prior to retirement (20 percent interest); or (iii) the Capital Accumulation Plan is terminated by the Company because a change in federal or state laws, or judicial or administrative interpretation thereof, has materially affected its cost to the Company (20 percent interest). The Company will make supplemental pension payments to persons participating in the Capital Accumulation Plan to the extent pension benefits are reduced due to participation in such plan. Distributions made and interest accrued in excess of 120 percent of the applicable federal long-term interest rate provided under Section 1274(d) of the Code for the benefit of the Named Executive Officers have been included in the Summary Compensation Table.

     The Company has historically provided its key executive officers with severance benefits in the event of a change-in-control of the Company. During 2000, the Board of Directors undertook a review of the Company's outstanding severance arrangements and determined it would be advisable to negotiate revised and less costly arrangements with its Executive Officers, including three of the Named Executive Officers, Messrs. Graber and Howard and Ms. Michaud. Accordingly, these officers and the Company entered into Amended and Restated Retention/Severance/Non-Competition Agreements which replaced their prior agreements and Mr. Lafferty executed a similar agreement which, among other provisions, established the maximum potential severance benefit at 2.99 times a base amount, determined under applicable sections of the Code (which is essentially the executive's average annual compensation over the preceding five years), representing a substantial reduction in cost from the prior arrangements. In addition, the revised agreements specify that the severance benefit is only payable in the event the executive's employment is involuntarily terminated, or voluntarily terminated by the executive under certain circumstances, following the change-in-control. In consideration for their agreement to the substantial reduction in their potential severance benefits, the Named Executive Officers are also entitled to certain long-term incentive payments in the event of the possible sale of certain of the Company's operating businesses short of an actual change-in-control in exchange for their personal agreements to maintain the confidentiality of information and not to compete with the purchaser, as well as additional non-competition payments in the event of a change-in-control of the Company in amounts ranging from approximately 3.5 times for Mr. Graber and 1.0 times to 3.7 times for all other Named Executive Officers of the total compensation set forth in the Summary Compensation Table. Previously, these Named Executive Officers were not obligated to facilitate any potential Company transactions by submitting to personal confidentiality and/or non-compete restrictions.

     Generally, a "change-of-control" or "change-in-control", with respect to the above-referenced plans and agreements, is the acquisition by another person or persons other than directly from the Company of more than 20 percent of the Company's outstanding shares of Common Stock; a merger, consolidation or other combination of the Company with one or more corporations as a result of which more than 49 percent of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations other than the Company; a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company by any person; the election to the Board of Directors of the Company by the Shareholders of two or more persons not nominated as candidates for the Board of Directors in proxy statements furnished during such period on behalf of the Board of Directors of the Company; the approval by the Shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

                         PROPOSAL TO AMEND AND RESTATE
                      THE 1998 DIRECTOR STOCK OPTION PLAN

INTRODUCTION

     The Company has three stock-based incentive plans, all of which were adopted by the Shareholders in 1998. They are the 1998 Key Employee Stock Plan, the 1998 Restricted Share Plan, and the 1998 Director Stock Option Plan. Following a review of the operation of these plans since their adoption in 1998, the Board concluded that the Director Stock Option Plan should be revised to provide for annual grants of restricted stock awards at a fair market value of $12,500 with vesting tied to the recipients' attainment of director stock ownership targets, rather than stock option grants. The details of the proposed amendments are described below.

     All three of the stock-based incentive plans share a fixed pool of 1,123,714 shares of the Company's Common Stock available for grant. The market price of the Company's Common Stock was $6.30 as of January 2, 2002. The proposed amendments to the Director Stock Option Plan do not include any change in the total number of shares reserved for all three plans together.

     The Board directed that its proposed amendments to the Director Stock Option Plan be submitted for the approval of the Company's Shareholders in accordance with the requirements of the New York Stock Exchange, the Internal Revenue Code, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution to amend the Director Stock Option Plan. Proxies will be voted in favor of the resolution unless otherwise instructed by the Shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

     The following information is a brief summary of the proposed revisions to the Director Stock Option Plan. The complete text of the plan, showing the revised language, is attached as Exhibit 1 to this Proxy Statement, and reference is made to Exhibit 1 for all particulars.

NATURE OF INCENTIVES

     The Director Stock Option Plan presently provides for the grant of stock options to the Company's Outside (non-employee) Directors under two circumstances. One is an annual automatic grant to each Outside Director of options to purchase 2,000 shares of Huffy Common Stock at a price equal to the fair market value on the date of grant. The other is the grant of stock purchase options at the election of individual Outside Directors in lieu of all or part of their annual cash Directors' fees (presently $22,500 per year). The purchase price of the Common Stock covered by such options will be $1.00 per share. The Board's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium of 150% for such deferrals, as calculated in the Plan.

     All options granted under the Director Stock Option Plan have a ten-year term. Options are not exercisable for the first six months from the date of issuance, at which time they become exercisable as to 100% of the shares covered until termination. Shares covered by an option which is no longer exercisable with respect to such shares will again be available for offering under the 1998 Director Plan.

     The proposed revisions to the Plan would eliminate the first category of options, those granted automatically each year, and replace them with an annual restricted stock grant of Huffy Common Stock having a fair market value of $12,500. The shares included in such restricted stock grants would be forfeited back to the Company at the time an Outside Director ceases to be a Director except to the extent vested. Unlike the annual option grants presently in place, restricted stock awards under the amended plan will not automatically vest due to the passage of time. Instead, they will vest on the later of the first anniversary of the grant date or the date the Director first achieves compliance with the Directors' policy for stock ownership. The Directors' policy requires a Director to own at least 1,200 Common Shares within 18 months after election to the Board of Directors; 2,200 Common Shares on the third anniversary of a Director's nomination to the Board of Directors; and 3,200 Common Shares on or before the sixth such anniversary.

     The Board believes that encouraging significant stock ownership by the Directors serves to closely align the interests of the Shareholders, the Board of Directors and the Company generally, and that by expressly tying a portion of the Outside Directors' compensation to their personal achievement of the Board's formal stock ownership guidelines, as the revised plan would do, the goal of having Directors with substantial personal ownership of Huffy Common Stock, and thus the long-term best interests of the Shareholders, will be advanced.

     Because the nature of the incentives available under the plan will change, the name of the plan will be changed from the "1998 Director Stock Option Plan" to the "1998 Director Stock Incentive Plan", if the Shareholders approve the proposed amendments.

TAX CONSEQUENCES

     The options granted under the existing plan are "nonqualified" options for federal income tax purposes. Accordingly, gain taxable as ordinary income to the optionee is generally deemed to be realized at the date of exercise of a nonqualified option, the amount of gain on each share being the difference between the market price on the date of exercise and the option price. This amount is generally treated as a tax-deductible expense to the Company at the time of exercise. Any appreciation in the value of stock after the date of exercise is considered as long or short-term capital gain, depending on the length of time the stock is held by the optionee prior to the time of its sale.

     With respect to grants of restricted shares, which the plan will permit if the proposed amendments are approved by the Shareholders, the recipient must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk for forfeiture, i.e., vested. The Company generally will be entitled to a deduction for the same amount at the time the recipient recognizes such income.

FUTURE RESTRICTED STOCK GRANTS

     Under the existing plan and as it is proposed to be amended, stock incentives are only available to Outside Directors. The approximate number of persons eligible to participate in the Plan is six. If all of the nominees for election to the Board at the Annual Meeting are in fact elected by the Shareholders, the initial grants of restricted stock will be as set forth below. It is not possible to determine any such benefits to be granted in subsequent years.

                               NEW PLAN BENEFITS

                      DIRECTOR NAME                         DOLLAR VALUE OF GRANT   NUMBER OF UNITS
                      -------------                         ---------------------   ---------------
W. Anthony Huffman........................................         $12,500                   *
Linda B. Keene............................................         $12,500                   *
Donald K. Miller..........................................         $12,500                   *
James F. Robeson..........................................         $12,500                   *
Thomas C. Sullivan........................................         $12,500                   *
Joseph P. Viviano.........................................         $12,500                   *
Non-Executive Director Group (6 persons)..................         $75,000                   *

---------------

* The number of shares of Common Stock included in the awards will be determined by dividing the fixed dollar amount of each award by the closing price of Huffy Common Stock on the New York Stock Exchange on the award date.

RECOMMENDATION

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS PROPOSED TO THE 1998 DIRECTOR STOCK OPTION PLAN.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of KPMG LLP as independent public accountants for the Company for calendar year 2002, subject to ratification by the Shareholders and any future contingencies that may require reconsideration. The firm of KPMG LLP has served as independent public accountants for the Company since 1962. The Board of Directors recommends ratification of this appointment although it is not required by law. One or more members of KPMG LLP will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such appropriate questions as may be asked by Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of the holders of the majority of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for its audit of the Company's annual financial statements for the year ended December 31, 2001 and for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during the year amounted to $327,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP did not provide any financial systems design or implementation during the year.

ALL OTHER FEES

     The aggregate fees billed for all services rendered by KPMG LLP other than the Audit Fees described above, during the year ended December 31, 2001 amounted to $155,623. The Company's Audit Committee did consider whether KPMG's provision of such non-audit-related services was compatible with maintaining the independence of KPMG LLP and concluded that it was compatible with maintaining such independence.

                                 OTHER MATTERS

     Proposals of Shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company by November 7, 2002 for inclusion in the Company's Proxy Statement and proxy relating to the 2003 Annual Meeting of Shareholders.

     The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2002, unless the Company receives notice of such proposals prior to January 21, 2003.

     The Board of Directors does not intend to present to the meeting any matters other than those mentioned herein. It does not know of anything that will be presented by other parties, other than those mentioned herein. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon according to their discretion and best judgment.

                                            By order of the Board of Directors

                                            /s/ Nancy A. Michaud
                                            Nancy A. Michaud
                                            Secretary

Dayton, Ohio
March 6, 2002

                                   EXHIBIT 1

                               HUFFY CORPORATION
                 1998 DIRECTOR STOCK "OPTION" [INCENTIVE] PLAN

1.  PURPOSE

     The purpose of this 1998 Director Stock "Option" [INCENTIVE] Plan (the "Plan") of Huffy Corporation (the "Company") is to encourage ownership in the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries ("Outside Directors") and whose continued services as directors are considered essential to the Company's continued progress. The Plan would benefit the Company by providing Outside Directors with a further incentive to continue as directors of the Company and to increase shareholder value.

2. ADMINISTRATION

     (a) The Plan shall be administered by a Committee of the Board of Directors (the "Committee") which shall at all times consist of not less than three officers of the Company who are not entitled to participate in the Plan to be appointed by the Board of Directors of the Company and to serve at the pleasure of the Board of Directors of the Company.

     (b) Grants of "options" [RESTRICTED STOCK AND OPTIONS (COLLECTIVELY REFERRED TO HEREIN AS "STOCK INCENTIVES")] under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Sections 5 and 6 hereof. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan. Any action taken by a majority of the Committee shall be the action of the Committee.

3.  PARTICIPATION IN THE PLAN

     Each Outside Director of the Company shall be eligible to participate in the Plan.

4.  SHARES SUBJECT TO THE PLAN

     (a) The total number of shares of the Company's Common Stock, $1.00 par value ("Common Stock"), which may be issued in the aggregate under this Plan, the 1998 Key Employee Stock Plan and the 1998 Restricted Share Plan shall not exceed 1,123,714 shares subject, however, to adjustments required under the provisions of Section 15 hereof.

     (b) Common Stock subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued shares or treasury shares.

     (c) If "an option" [A RESTRICTED STOCK AWARD IS FORFEITED BACK TO THE COMPANY UNDER THE TERMS OF SECTION 5 HEREOF, THE SHARES OF COMMON STOCK SUBJECT TO SUCH AWARD PRIOR TO SUCH FORFEITURE SHALL AGAIN BECOME AVAILABLE FOR OFFERING UNDER THE PLAN.

     (D) IF AN OPTION GRANTED UNDER SECTION 6 HEREOF] is surrendered for any reason or for any reason ceases to be exercisable in whole or in part, the Common Stock which is subject to such option, but as to which the option has not been exercised, shall again become available for offering under the Plan.

5.  AUTOMATIC GRANT OF "OPTIONS" [RESTRICTED STOCK] TO OUTSIDE DIRECTORS

     (a) An "option to purchase 2,000 shares of Common Stock" [AWARD OF COMMON STOCK HAVING A FAIR MARKET VALUE OF $12,500, ROUNDED TO THE NEAREST WHOLE SHARE, SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTIONS 5(B) AND 5(C) BELOW,] shall be granted automatically on the second business day after each Annual Meeting of Shareholders of the Company to each Outside Director then in office. The foregoing notwithstanding, no "options" [RESTRICTED STOCK] shall be granted under this Section 5 at any time when such grant would result in a violation or possible violation of federal or state securities laws.

     (b) "The purchase price of the Common Stock covered by each option" [EACH SHARE OF COMMON STOCK AWARDED UNDER SECTION 5(A) ABOVE SHALL VEST ON THE DATE IMMEDIATELY PRECEDING THE DATE OF THE NEXT ANNUAL MEETING OF SHAREHOLDERS FOLLOWING THE GRANT OF THE AWARD UNDER SECTION 5(A) IF THE HOLDER IS THEN IN OFFICE AND IS IN COMPLIANCE WITH THE DIRECTOR STOCK OWNERSHIP REQUIREMENTS SET FORTH IN DIRECTOR POLICY 10.02, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (OR ANY SUCCESSOR POLICY THERETO); PROVIDED, THAT IF THE HOLDER IS NOT IN COMPLIANCE WITH SUCH DIRECTOR STOCK OWNERSHIP REQUIREMENTS AS OF SUCH DATE, THEN THE AWARD WILL VEST ON SUCH LATER DATE AS THE HOLDER, WHILE IN OFFICE, FIRST ACHIEVES COMPLIANCE WITH SUCH DIRECTOR STOCK OWNERSHIP REQUIREMENTS.

     (C) EACH SHARE OF COMMON STOCK AWARDED UNDER SECTION 5(A) ABOVE SHALL BE AUTOMATICALLY FORFEITED BACK TO THE COMPANY, AND THE HOLDER THEREOF SHALL HAVE NO FURTHER RIGHTS THEREIN, IF (I) SUCH SHARE HAS NOT YET VESTED AND THE HOLDER THEREOF FOR ANY REASON CEASES TO SERVE AS A MEMBER OF THE COMPANY'S BOARD OF DIRECTORS OR (II) THE HOLDER THEREOF VIOLATES SECTION 11(B) HEREOF.

     (D) THE HOLDERS OF RESTRICTED STOCK] granted under this Section 5 shall "be 100% of the fair market value of such Common Stock on the date of grant of such option." [CONSTITUTE SHAREHOLDERS OF THE COMPANY FOR ALL PURPOSES, INCLUDING VOTING AND THE RIGHT TO RECEIVE DIVIDENDS, UNLESS AND UNTIL SUCH RESTRICTED STOCK IS FORFEITED TO THE COMPANY AS PROVIDED IN SECTION 5(C) ABOVE. WITH RESPECT TO ANY RESTRICTED STOCK AWARD HEREUNDER, THE STOCK CERTIFICATE REPRESENTING SUCH SHARES SHALL BEAR AN APPROPRIATE LEGEND REFERENCING THIS PLAN AND THE FACT THAT SUCH SHARES ARE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE, AND THE COMPANY'S SECRETARY SHALL RETAIN PHYSICAL POSSESSION OF SUCH CERTIFICATES, UNTIL THE APPLICABLE RESTRICTIONS LAPSE IN ACCORDANCE WITH THIS PLAN.]

     "(c)"

     [(E)] The fair market value of Common Stock on a particular date shall be the closing sale price for the Company's Common Stock as shown in the New York Stock Exchange Composite Transactions for that date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. Subject to the foregoing, the Committee, in "fixing the purchase price" [DETERMINING THE FAIR MARKET VALUE OF COMMON STOCK FOR PURPOSES OF THIS PLAN], shall have full authority and discretion and be fully protected in doing so.

6.  DISCOUNTED OPTIONS IN LIEU OF RETAINERS

     (a) In addition to any "options" [RESTRICTED STOCK] granted pursuant to
         Section 5 hereof, options shall be granted automatically on May 1 and/or on such other date(s) as may be designated by the Committee from time to time as date(s) to grant such options (or, if any such date is not a business day, on the next succeeding business day) of any year to any Outside Director who, prior to such date(s), files with the Secretary of the Company an irrevocable election to receive an option in lieu of all or any part (in multiples of $1,000) of Annual Retainer fees to be earned in the then current Plan Year (i.e., the year beginning May 1 and ending April 30; herein referred to as a "Plan Year").

     (b) The number of shares of Common Stock for which an option may be granted under this Section 6 in any Plan Year shall be equal to the nearest number of whole shares of Common Stock determined in accordance with the following formula:

        Annual Retainer
-------------------------------
(Fair Market Value minus $1.00)    x  1.5   =  Number of Shares

         "Annual Retainer" shall mean the amount which the Director would be entitled to receive for serving as a member of the Board of Directors in such Plan Year exclusive of (i) fees for attending Board of Directors meetings, (ii) fees associated with service on any committee of the Board of Directors, or (iii) fees associated with any other services to be provided to the Company. "Fair Market Value" shall mean the fair market value of a share of Common Stock on the date of grant computed pursuant to Section "5(c)"[5(D)] hereof.

     (c) The purchase price per share of the Common Stock covered by each option granted under this Section 6 shall be $1.00.

7.  NON-STATUTORY STOCK OPTIONS; STOCK APPRECIATION RIGHTS

    All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time. No stock appreciation rights shall be granted under the Plan.

8.  NOTICE OF GRANT OF "OPTION" [STOCK INCENTIVE]

    The Committee shall promptly cause each Outside Director to whom "an option" [A STOCK INCENTIVE] is granted under the Plan to be notified of the fact of such grant. Such notice shall set forth, among other things, [(I) IN THE CASE OF AN OPTION] the exercise price of the option, the term of the option, provisions regarding exercisability of the option "and"[; (II) IN THE CASE OF A RESTRICTED STOCK AWARD THE FAIR MARKET VALUE PER SHARE USED IN DETERMINING THE AMOUNT OF THE GRANT, THE DATE OF GRANT, AND A DESCRIPTION OF THE RESTRICTIONS; AND (III)] such other provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated.

9.  PERIOD OF OPTION

    Subject to Section 12(a) of this Plan, no option may be exercised until six
    (6) months following the date upon which it was granted. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

10.  EXERCISE OF OPTIONS

    An option may be exercised by notice given to the Committee, in such form as the Committee may require, accompanied by full payment of the purchase price for the Common Stock as to which the option is exercised in United States dollars in cash (including check, bank draft or money order). No fraction of a share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a share, the total shares subject to exercise shall be adjusted to the nearest whole number with any half share balance being adjusted to one whole share. No option may be exercised in the event of a breach of Section 11(b) of this Plan.

11. "EXERCISE UPON RETIREMENT OR AFTER THE DEATH OF A DIRECTOR" [LIMITATION ON OPTION EXERCISE AND FORFEITURE OF RESTRICTED STOCK]

     (a) Options may be exercised only while the option holder is serving as a member of the Board of Directors of the Company and may not be exercised at any time after termination of his service as a member of the Board of Directors for any cause, whether upon retirement or otherwise, except as hereinafter provided:

        (i) Upon the retirement of a member of the Board of Directors of the Company because of total and permanent disability, upon expiration of such Director's term of office, or otherwise in accordance with the then current Board of Directors' retirement policy, or upon the resignation of a Director from the Board of Directors because of a potential conflict of interest which precludes him from further service to the Company as a Director, then in any of the foregoing instances, he shall have the right, at any time during the balance of the ten

            (10) year period of such option, to purchase all or any part of the Common Stock covered by such option. If he shall die during such period, his rights hereunder may be exercised by his executor or administrator or the person or persons to whom his rights under the option are transferred by will or by the laws of descent and distribution.

        (ii) Upon the death of a member of the Board of Directors of the Company while serving as such, his executor or administrator or the person or persons to whom his rights under the option are transferred by will or by the laws of descent and distribution shall have the right, at any time during the balance of the ten (10) year period of such options, to purchase all or any part of the Common Stock covered by such option.

     (b) In no event shall an option be exercised, including but not limited to upon any event set forth in Section 10 or this Section 11, [AND A RESTRICTED STOCK AWARD SHALL BECOME SUBJECT TO IMMEDIATE FORFEITURE,] if the "option" holder [THEREOF] engages or participates, directly or indirectly as an officer, director, employee, sales representative, partner, individual proprietor, consultant, holder of debt or equity securities (except for ownership of less than one percent (1%) of the issued and outstanding securities of any publicly held corporation) or otherwise, in or for any company, corporation, partnership or other business entity of any kind whatsoever, whether within or outside the United States of America, which competes against any of the businesses engaged in or contemplated by the Company (including subsidiaries and other affiliated business entities of the Company, or its respective successors or in any of its related interests which developed or arose prior to, during or after the effective date or term of this Plan), or in or for any affiliate of such competitive company, corporation, partnership or other business entity. For purposes of the preceding sentence, it is understood and agreed that the business activities of the Company are carried on throughout the world. In the event either a majority of the members of the Committee or a majority of the disinterested members of the Board of Directors, in their sole discretion, determines that an "option holder" [OUTSIDE DIRECTOR] has violated or breached this provision, then all options held by the "option holder" [OUTSIDE DIRECTOR] shall be terminated [AND ALL RESTRICTED STOCK GRANTED TO THE OUTSIDE DIRECTOR SHALL BE FORFEITED] effective the date of such breach.

     (c) Irrespective of the above, no option may be exercised after the expiration of the exercise period provided in Section 9 of this Plan.

12. CHANGE IN CONTROL

     (a) In the event of a "Change in Control" of the Company, as defined below, then notwithstanding anything to the contrary in this Plan or any notice issued pursuant to this Plan, (i) all options then outstanding shall become immediately and fully exercisable and [ALL RESTRICTIONS APPLICABLE TO RESTRICTED STOCK AWARDS SHALL IMMEDIATELY LAPSE, AND]
         (ii) the then outstanding options of any Outside Director whose service as a member of the Board of Directors is terminated upon or within twenty-four (24) months after a Change in Control, shall remain exercisable during the balance of the ten (10) year period of such option.

     (b) A "Change in Control" shall mean the occurrence of any one or more of the following events:

        (i) Shares of Common Stock of the Company have been acquired other than directly from the Company in exchange for cash or property by any person who thereby becomes the owner of more than twenty percent (20%) of the Company's outstanding shares of Common Stock;

        (ii) Any person has made a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company;

        (iii) Any person forwards or causes to be forwarded to shareholders of the Company a proxy statement or statements in any period of twenty-four (24) consecutive months soliciting proxies to elect to the Board of Directors of the Company two (2) or more persons who were not nominated as candidates for the Board of Directors of the Company in proxy statements forwarded to shareholders during such period on behalf of the Board of Directors of the Company.

13.  ASSIGNABILITY

    An option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the option holder, may be exercised only by him, his guardian or his legal representative. [COMMON STOCK INCLUDED IN A RESTRICTED STOCK AWARD MAY NOT BE TRANSFERRED OR ASSIGNED IN ANY WAY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS THEREON HAVE LAPSED BUT AFTER SUCH LAPSE SHALL BE FREELY TRANSFERABLE SUBJECT ONLY TO APPLICABLE FEDERAL AND/OR STATE SECURITIES LAWS.]

14.  LIMITATION OF RIGHTS

     (a) Neither the Plan, nor the granting of "an option" [A STOCK INCENTIVE] nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a member of the Board of Directors as a director for any period of time, or at any particular rate of compensation.

     (b) An option holder shall have no rights as a shareholder of the Company with respect to the Common Stock covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

15.  ADJUSTMENT UPON CHANGES IN SHARES

    In the event of any change in the Common Stock subject to the Plan or to any option granted hereunder by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure, the aggregate number of shares as to which options may be granted under this Plan, the number and class of shares subject to each outstanding option and the price per share shall be appropriately adjusted by the Committee.

16.  DURATION AND TERMINATION OF THE PLAN

    The Plan shall become effective upon its approval by the shareholders and shall terminate on the tenth (10th) anniversary of the date of such approval unless terminated at an earlier date by action of the Board of Directors; provided, however, that any such termination of this Plan after shareholder approval shall not affect "options" [STOCK INCENTIVES] granted prior thereto.

17.  AMENDMENT OF THE PLAN

    The Board of Directors may alter or amend the Plan from time to time prior to its termination; but without the approval of the shareholders, no such amendment shall (a) except as provided in Section 15 hereof, change the aggregate number of shares of Common Stock which may be issued under the Plan upon [THE GRANT OF RESTRICTED STOCK AWARDS OR UPON] exercise of options, (b) reduce the option prices permissible hereunder at which options may be exercised, (c) extend the time within which options may be granted hereunder or the time within which "options" [STOCK INCENTIVES] may be exercised, (d) change the [TERMS OF THE RESTRICTIONS APPLICABLE TO RESTRICTED STOCK AWARDS, (E) CHANGE THE] designation of the class of directors eligible to receive options, "(c)"[(F)] materially increase the benefits accruing to participants under the Plan or "(f)"[(G)] without the consent of the "option" [STOCK INCENTIVE] holder, alter or affect to the detriment of the "option" [STOCK INCENTIVE] holder any "option" [STOCK INCENTIVE] previously granted under the Plan.

18.  LAWS AND REGULATIONS

     (a) The Plan and all "options" [STOCK INCENTIVES] granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstand-ing any provisions of this Plan or the options, the holder of an option shall not be entitled to exercise such option, nor shall the Company be obligated to issue any shares under the Plan to such holder, if such exercise or issuance shall constitute a violation by the option holder or the Company of any provisions of any such law or regulation.

     (b) The Company, in its discretion, may postpone the issuance and delivery of Common Stock [WITH RESPECT TO ANY RESTRICTED STOCK AWARD OR] upon any exercise of an option until completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulations as the Company may consider appropriate; and may require any person [RECEIVING A RESTRICTED STOCK AWARD OR] exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

     (c) Common Stock issued and delivered upon exercise of an option [OR GRANT OF A RESTRICTED STOCK AWARD AND/OR LAPSE OF THE RESTRICTIONS THEREON] shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

19.  INDEMNIFICATION

    Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act upon under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

20.  NOTICES

    Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

                                          Huffy Corporation
                                          225 Byers Road
                                          Miamisburg, OH 45342
                                          Attention: Secretary

    Each notice to the option holder or other person then entitled to exercise an option shall be addressed to the option holder, or such other person or persons, at the option holder's address set forth in the Company's records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

                                   EXHIBIT 2

                            AUDIT COMMITTEE CHARTER

     Purpose and Role -- The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are (or will become within a reasonable period of time) financially literate, as such is determined by the Board of Directors, in its business judgment, one such member having accounting or related financial expertise as the Board of Directors interprets such qualification in its business judgment. Each member shall be free of any relationship that would interfere with his or her individual exercise of independent judgment. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

     Scope -- The Audit Committee serves at the pleasure, and is subject to the control and direction, of the Board of Directors.

     Responsibilities -- The primary responsibilities of the Audit Committee include:

          (a) Public Accountants.

             (i) The Audit Committee shall recommend to the Board of Directors the firm of public accountants to be selected, evaluated, and, where appropriate, replaced by the Corporation, and verify and ensure the independence of such firm, discussing with the Board of Directors any relationships that may adversely affect the independence of the auditor. The Audit Committee is responsible for ensuring that the outside independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation. The public accountant firm is ultimately accountable to the Board of Directors and the Audit Committee.

             (ii) The Audit Committee shall, prior to the annual audit of the
                  Corporation or any non-routine audit, meet with the auditors conducting such audit for the purpose of discussing:

               - The scope of the audit.

               - The extent and sufficiency of internal accounting controls.

               - Coordination with and review of internal auditing work of the
                 Corporation.

               - The cost of the audit.

             (iii) The Audit Committee shall have the authority to instruct the auditors to expand the extent of their audit or to specify particular areas for examination by the auditors.

             (iv) Prior to the release of the financial statements contained in the quarterly Form 10-Q, such statements will be reviewed with the Chairman of the Audit Committee and other members of the Committee will be notified in advance of the review date and time so as to be afforded the opportunity to participate in such review.

             (v) Following completion of the annual audit, the Audit Committee shall meet with the auditors to review the audit and their report thereon.

             (vi) The Audit Committee shall also, following completion of the audit, review the auditors' evaluation of:

                - The quality and adequacy of the accounting financial and internal audit policies and procedures of the Corporation.

                - The overall internal controls of the Corporation.

                - The impact of opinions of the Financial Accounting Standards
                  Board, releases of the Securities and Exchange Commission, regulations of the New York Stock Exchange, changes in the tax laws and any other pertinent laws or regulations that could have an impact upon the Corporation's financial condition and statements.

                - The adequacy of management disclosure of financial information to the Directors.

          (b) Internal Auditors. As used in this charter, "Internal Auditors" means the Corporation's internal audit department or the external audit firm hired to fulfill the internal audit function.

             (i) The Audit Committee shall meet, at least annually, with the Manager of Internal Audit to review the internal audit program of the Corporation. As used in this charter, "Manager of Internal Audit" means the manager of the Corporation's internal audit department or the manager of an external audit firm hired to fulfill the internal audit function.

             (ii) The Audit Committee shall receive periodic reports on such program, including information on audits completed and in progress, and audits added to or deleted from the program. Such reports shall include a discussion of any major findings disclosed during the course of such audits.

          (c) Ensuring both the public accountants and the internal auditors will have direct access to members of the Audit Committee.

          (d) Reviewing the Certification of the Chief Financial Officer and Chief Accounting Officer in connection with the filing of the Corporation's annual Form 10-K Report.

          (e) The Committee shall report to the Board of Directors on the auditors' findings and shall make such recommendations to the Board of Directors on audit matters or procedures as it may deem appropriate.

          (f) The Audit Committee shall review this charter annually.

     Quorum/Attendees - The Audit Committee will be comprised of not less than three Directors (all of whom shall be Outside Directors (defined to mean non-employees of the Corporation)) to be nominated by the Nominating and Governance Committee and approved by the Board of Directors for appointment in April of each year, and other times when necessary to fill vacancies.

     The membership of the Audit Committee shall be in full compliance with the requirements of the New York Stock Exchange and other applicable laws, rules or regulations or bodies having authority over such matters. One of such Directors will be designated as Chairman of the Audit Committee. The duties and responsibilities of a member of the Audit Committee are in addition to those for a member of the Board of Directors. A majority of the duly appointed and qualified members of the Audit Committee shall constitute a quorum for the transaction of business.

     The Audit Committee may have in attendance at its meetings such members of management, the auditors of the Corporation or other parties as it may deem necessary to provide the required information to carry out its responsibilities.

     All members of the Committee will receive a copy of the minutes of each meeting of the Audit Committee following such meeting.


                               HUFFY CORPORATION
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.[ ]

                                                        -----------------------

                                                        -----------------------
                                                              Control Number


Will Attend Annual Meeting                  Your Board of Directors recommends a vote FOR the following:  For   Withheld
                                            1. Election of Director:                                      [ ]     [ ]
Please indicate number attending:___        Nominee: (1) James F. Robeson
                                            ___________________________________________________________
Change of Address                           (Except nominees written above)
Mark here for address change and
revise pre-printed address  [ ]             2. Amended and Restated 1998 Director Stock Option Plan to provide for
                                               restrictive stock awards in lieu of options.               For    Against    Abstain
                                                                                                          [ ]      [ ]        [ ]


                                            3. Ratification of appointment of KPMG LLP as independent public
                                               accountants for 2002.                                      For    Against    Abstain
                                                                                                          [ ]      [ ]        [ ]



                                                    Signature(s)__________________, Date:___, 2002

                                                    Signature(s)__________________, Date:___, 2002

                                                    IMPORTANT: PLEASE SIGN AND RETURN PROMPTLY. Please
                                                    sign exactly as name appears. If signing in fiduciary
                                                    or representative capacity, please give full title as
                                                    such. If shares are registered in more than one name,
                                                    all holders must sign. If signature is for a
                                                    corporation, the handwritten signature and title of
                                                    an authorized officer is required, together with the
                                                    full corporate name.


-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                               VOTE BY TELEPHONE OR THE INTERNET 24 HOURS A DAY, 7 DAYS A WEEK



           TELEPHONE                                    INTERNET                                  MAIL
           ---------                                    --------                                  ----
Use a touch-tone telephone to vote           Access the World Wide Web site at
by phone toll-free. Simply dial              http://www.eproxyvote.com/huf/ to         MARK, SIGN AND DATE your proxy
1-866-207-3912 and follow the                vote via the Internet. Have your          card. Detach your proxy card and
simple recorded instructions. Have           control number (located near the          return it in the postage-paid
your control number (located near            top of this form) available when          envelope provided.
the top of this form) available              you access the web site. If you
when you call.                               vote your shares via the Internet,
                                             there is no need to return your
Your telephone vote authorizes the           proxy card.
named proxies to vote your shares
in the same manner as if you marked,
signed and returned your proxy card.
If you vote your shares by telephone,
there is no need to return your
proxy card.




You can vote by phone or via the Internet anytime prior to 11:59 p.m. on April 24, 2002. You will need the control number printed at the top of this page to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.


                               HUFFY CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 2002

P        The undersigned hereby appoints W. Anthony Huffman, Donald K. Miller
R        and Joseph P. Viviano, and each of them, his or her proxies, with
O        power of substitution, to vote all shares of Common Stock of HUFFY
X        CORPORATION, an Ohio corporation, which he or she may be entitled to
Y vote at the Annual Meeting of Shareholders of said Corporation to be held April 25, 2002, and at any adjournment(s) thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged.

                         ELECTION OF DIRECTOR, NOMINEE
                           (FOR A TERM OF TWO YEARS)
                                JAMES F. ROBESON

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR THE NOMINATED DIRECTOR, (B) FOR THE AMENDING AND RESTATING OF THE DIRECTOR PLAN, AND (C) FOR THE APPOINTMENT OF AUDITORS. EXCEPT FOR THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO BUSINESS OTHER THAN OF A ROUTINE NATURE TO BE BROUGHT BEFORE THE MEETING. IF ANY OTHER BUSINESS IS BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO APPOINTED PROXIES' DISCRETION AND BEST JUDGMENT. IF CUMULATIVE VOTING IS ELECTED FOR ELECTION OF DIRECTORS, VOTES CAST PURSUANT TO THIS PROXY WILL BE DISTRIBUTED TO THE ABOVE NOMINEE, AT THE DISCRETION OF
SAID PROXIES. [SEE REVERSE SIDE]

                               HUFFY CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                ADMISSION TICKET

         April 25, 2002, 10:00 a.m.                     [MAP]
         Frederick C. Smith Auditorium
         Sinclair Community College
         444 West Third Street
         Dayton, Ohio

DIRECTIONS TO SINCLAIR COMMUNITY COLLEGE
- Take the Third Street Exit (53A off of I-75) (northbound or southbound);
- Turn right onto Perry Street;
- Go one block to Fourth Street and turn right;
- Underground parking garage is on the right in the Sinclair Center.

If you plan to attend the meeting, please check the box and indicate the number attending on the reverse side of the proxy form. Please detach this card and bring it with you to the meeting for presentation at the meeting.